EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of International Development Corp., a Nevada corporation (the "Company") and Subsidiary, on Form 10-QSB for the period ended May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, D. Brian Robertson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and result of operations of the Company.

Dated  July  15,  2005.
                                   By  /s/  D. Brian Robertson
                                     -------------------------------------------
                                     D. Brian Robertson,
                                     Chief Financial Officer of
                                     International Development Corp.